Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 2, 2022
Sterling Reports Record First Quarter 2022 Results
Earnings Continue to Outpace Expectations
Petillo Delivers Immediately Accretive Earnings
THE WOODLANDS, TX – May 2, 2022 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the first quarter 2022.
First Quarter 2022 Results (as compared to First Quarter 2021)
•Total Revenue of $410.3 million, an increase of 30%
•Net Income was $19.3 million, or $0.64 per diluted share, an increase of 82% and 73%, respectively
•EBITDA(1) of $39.8 million, an increase of 33%
•Cash and Cash Equivalents totaled $80.4 million at March 31, 2022
•Total backlog at March 31, 2022 was $1.53 billion, an increase of 2%
For the three months ended March 31, 2022, the Company reported net income of $19.3 million, or $0.64 per diluted share, versus $10.6 million, or $0.37 per diluted share, in the first quarter 2021. Revenue increased by 30% over the prior year quarter, with half coming from organic growth within all three segments and half generated from the acquired Petillo business. EBITDA increased 33% to $39.8 million in the first quarter of 2022, versus $29.9 million in the prior-year period. First quarter EBITDA benefited from strong revenue growth from each segment, partially offset by ongoing supply chain and inflation challenges.
Backlog at March 31, 2022 increased to $1.53 billion, versus $1.49 billion at the prior year-end period.
CEO Remarks and Outlook
“We are pleased with our strong start to the year, especially given the inflation and supply chain challenges that our entire industry is experiencing,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“The transformation we made over the last several years continues to pay off as our E-Infrastructure Solutions segment became our largest segment this quarter. Our two highest margin and fastest growing segments, E-Infrastructure and Building Solutions, represented 89% of our total earnings in the quarter. In addition to year over year improvements in all of our segments, our first quarter results included a full quarter with Petillo, which we acquired in late 2021. We are seeing impressive strategic synergies between Petillo and Plateau and are excited to offer even broader services to blue-chip customers across all major markets in the Southern, Northeastern and Mid-Atlantic regions.
We understand that volatility remains uncertain for the remainder of the year, with inflationary and supply chain pressures continuing to be a major challenge; however, with the strong start to the year, our current backlog levels and the strength in our markets, we feel confident in reaffirming our full year 2022 guidance. The mid-point of our guidance would improve our net income by 37%, our revenue by 17% and our EPS by 30% over 2021,” Mr. Cutillo concluded.
Full Year 2022 Guidance:
•Revenue of $1.825 billion to $1.875 billion
•Net Income of $83 million to $89 million
•EPS of $2.69 to $2.88
•EBITDA of $185 million to $200 million
(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense, taxes and net gain or loss on extinguishment of debt.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 3, 2022 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern, Mid-Atlantic and the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and Adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$410,320	$315,316
Cost of revenues	(354,181)	(270,284)
Gross profit	56,139	45,032
General and administrative expense	(23,072)	(17,099)
Intangible asset amortization	(3,568)	(2,866)
Acquisition related costs	(255)	—
Other operating expense, net	(975)	(2,312)
Operating income	28,269	22,755
Interest income	10	14
Interest expense	(4,587)	(6,004)
Gain (loss) on extinguishment of debt, net	2,428	(337)
Income before income taxes	26,120	16,428
Income tax expense	(6,597)	(4,760)
Net income	19,523	11,668
Less: Net income attributable to noncontrolling interests	(271)	(1,113)
Net income attributable to Sterling common stockholders	$19,252	$10,555

Net income per share attributable to Sterling common stockholders:
Basic	$0.64	$0.37
Diluted	$0.64	$0.37

Weighted average common shares outstanding:
Basic	29,964	28,279
Diluted	30,112	28,763

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	% of Revenues	2021	% of Revenues
Revenues
E-Infrastructure Solutions	$168,927	41%	$96,572	31%
Transportation Solutions	160,499	39%	147,054	46%
Building Solutions	80,894	20%	71,690	23%
Total Revenues	$410,320		$315,316

Operating Income
E-Infrastructure Solutions	$21,285	12.6%	$17,812	18.4%
Transportation Solutions	3,686	2.3%	2,666	1.8%
Building Solutions	9,358	11.6%	7,361	10.3%
Segment Operating Income	34,329	8.4%	27,839	8.8%
Corporate	(5,805)		(5,084)
Acquisition Related Costs	(255)		—
Total Operating Income	$28,269	6.9%	$22,755	7.2%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$80,395	$81,840
Accounts receivable	226,397	232,153
Contract assets	87,865	83,310
Receivables from and equity in construction joint ventures	19,292	16,896
Other current assets	21,941	20,492
Total current assets	435,890	434,691
Property and equipment, net	212,603	204,316
Operating lease right-of-use assets, net	37,344	24,520
Goodwill	252,353	259,791
Other intangibles, net	300,055	303,223
Other non-current assets, net	4,488	4,455
Total assets	$1,242,733	$1,230,996
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$143,400	$144,982
Contract liabilities	116,182	127,932
Current maturities of long-term debt	30,368	28,230
Current portion of long-term lease obligations	10,117	8,841
Accrued compensation	25,815	22,803
Other current liabilities	13,632	18,972
Total current liabilities	339,514	351,760
Long-term debt	417,331	428,588
Long-term lease obligations	27,326	15,831
Members’ interest subject to mandatory redemption and undistributed earnings	55,754	55,115
Deferred tax liability, net	20,758	14,656
Other long-term liabilities	4,410	4,819
Total liabilities	865,093	870,769
Stockholders’ equity:
Common stock	302	298
Additional paid in capital	276,597	280,274
Retained earnings	99,170	79,918
Accumulated other comprehensive loss	(160)	(1,723)
Total Sterling stockholders’ equity	375,909	358,767
Noncontrolling interests	1,731	1,460
Total stockholders’ equity	377,640	360,227
Total liabilities and stockholders’ equity	$1,242,733	$1,230,996

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$19,523	$11,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,767	8,305
Amortization of debt issuance costs and non-cash interest	556	660
Gain on disposal of property and equipment	(228)	(68)
(Gain) loss on debt extinguishment, net	(2,428)	337
Deferred taxes	5,640	4,142
Stock-based compensation	3,836	1,835
Change in fair value of interest rate swap	(90)	(22)
Changes in operating assets and liabilities	(19,393)	11,233
Net cash provided by operating activities	19,183	38,090
Cash flows from investing activities:
Capital expenditures	(14,969)	(11,209)
Proceeds from sale of property and equipment	406	208
Net cash used in investing activities	(14,563)	(11,001)
Cash flows from financing activities:
Repayments of debt	(5,928)	(30,543)
Distributions to noncontrolling interest owners	—	(1,959)
Net cash used in financing activities	(5,928)	(32,502)
Net change in cash, cash equivalents, and restricted cash	(1,308)	(5,413)
Cash, cash equivalents, and restricted cash at beginning of period	88,693	72,642
Cash, cash equivalents, and restricted cash at end of period	87,385	67,229
Less: restricted cash (Other current assets)	(6,990)	(5,827)
Cash and cash equivalents at end of period	$80,395	$61,402

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income attributable to Sterling common stockholders	$19,252	$10,555
Depreciation and amortization	11,767	8,305
Interest expense, net of interest income	4,577	5,990
Income tax expense	6,597	4,760
(Gain) loss on extinguishment of debt, net	(2,428)	337
EBITDA (1)	$39,765	$29,947

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain or loss on extinguishment of debt.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2022 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$83	$89
Depreciation and amortization	50	54
Interest expense, net of interest income	19	23
Income tax expense	35	36
Gain on extinguishment of debt, net	(2)	(2)
EBITDA (1)	$185	$200

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain or loss on extinguishment of debt.